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                                                                     EXHIBIT 4.1

                             CERTIFICATE OF TRUST

                                      OF

                           NEW SOUTH CAPITAL TRUST I


          THIS Certificate of Trust of New South Capital Trust I (the "Trust"), dated as of April 2, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
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          1.   Name.  The name of the business trust formed hereby is New South
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Capital Trust I.

          2.   Delaware Trustee.  The name and business address of the trustee
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of the Trust with a principal place of business in the State of Delaware are
Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

          3.   Effective Date.  This Certificate of Trust shall be effective
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upon filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                        BANKERS TRUST (DELAWARE), not in its
                                        individual capacity but solely as
                                        trustee of the Trust



                                        /s/ M. Lisa Wilkins
                                        ---------------------------------------
                                        Name: M. Lisa Wilkins
                                        Title: Assistant Secretary